                                                                   Exhibit 10(q)


                    FIVE YEAR $300,000,000 CREDIT AGREEMENT

                         DATED AS OF NOVEMBER 30, 2001

                                     AMONG

                            TORCHMARK CORPORATION,

                                 TMK RE, LTD.,

                                 THE LENDERS,

                                 BANK ONE, NA,
                           AS ADMINISTRATIVE AGENT,

                            BANK OF AMERICA, N.A.,
                             AS SYNDICATION AGENT,

                             FLEET NATIONAL BANK,
                            AS DOCUMENTATION AGENT

                                      AND

                                 AMSOUTH BANK,
                            AS DOCUMENTATION AGENT


                        BANC ONE CAPITAL MARKETS, INC.
                   JOINT LEAD ARRANGER AND SOLE BOOK MANAGER

                        BANC OF AMERICA SECURITIES LLC
                              JOINT LEAD ARRANGER

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ARTICLE I     DEFINITIONS........................................................................    1

ARTICLE II    THE CREDITS........................................................................   14

 2.1   Commitment................................................................................   14
 2.2   Required Payments; Termination............................................................   14
 2.3   Ratable Loans.............................................................................   14
 2.4   Types of Advances.........................................................................   14
 2.5   Facility Fee; Utilization Fee; Reductions in Aggregate Commitment.........................   14
 2.6   Minimum Amount of Each Advance............................................................   15
 2.7   Optional Principal Payments...............................................................   15
 2.8   Method of Selecting Types and Interest Periods for New Advances...........................   15
 2.9   Conversion and Continuation of Outstanding Advances.......................................   16
 2.10  Changes in Interest Rate, etc.............................................................   16
 2.11  Rates Applicable After Default............................................................   17
 2.12  Method of Payment.........................................................................   17
 2.13  Noteless Agreement; Evidence of Indebtedness..............................................   17
 2.14  Telephonic Notices........................................................................   18
 2.15  Interest Payment Dates; Interest and Fee Basis............................................   18
 2.16  Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...........   19
 2.17  Lending Installations.....................................................................   19
 2.18  Non-Receipt of Funds by the Agent.........................................................   19
 2.19  Facility LCs..............................................................................   20
 2.20  Replacement of Lender.....................................................................   24

ARTICLE III   YIELD PROTECTION; TAXES............................................................   25

 3.1   Yield Protection..........................................................................   25
 3.2   Changes in Capital Adequacy Regulations...................................................   25
 3.3   Availability of Types of Advances.........................................................   26
 3.4   Funding Indemnification...................................................................   26
 3.5   Taxes.....................................................................................   26
 3.6   Lender Statements; Survival of Indemnity..................................................   28

ARTICLE IV    CONDITIONS PRECEDENT...............................................................   29

 4.1   Initial Credit Extension..................................................................   29
 4.2   Each Credit Extension.....................................................................   30

ARTICLE V     REPRESENTATIONS AND WARRANTIES.....................................................   30

  5.1  Corporate Existence and Standing..........................................................   31
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 5.2   Authorization and Validity................................................................   31
 5.3   No Conflict; Government Consent...........................................................   31
 5.4   Financial Statements......................................................................   31
 5.5   Material Adverse Change...................................................................   31
 5.6   Taxes.....................................................................................   32
 5.7   Litigation and Contingent Obligations.....................................................   32
 5.8   Subsidiaries..............................................................................   32
 5.9   ERISA.....................................................................................   32
 5.10  Accuracy of Information...................................................................   32
 5.11  Regulation U..............................................................................   33
 5.12  Material Agreements.......................................................................   33
 5.13  Compliance With Laws......................................................................   33
 5.14  Ownership of Properties...................................................................   33
 5.15  Investment Company Act....................................................................   33
 5.16  Public Utility Holding Company Act........................................................   33
 5.17  Insurance Licenses........................................................................   34
 5.18  Indebtedness..............................................................................   34
 5.19  Reserves..................................................................................   34
 5.20  Defaults..................................................................................   34

ARTICLE VI    COVENANTS..........................................................................   34

 6.1   Financial Reporting.......................................................................   34
 6.2   Use of Proceeds...........................................................................   36
 6.3   Certain Notices...........................................................................   36
 6.4   Conduct of Business.......................................................................   37
 6.5   Taxes.....................................................................................   37
 6.6   Insurance.................................................................................   37
 6.7   Compliance with Laws......................................................................   37
 6.8   Maintenance of Properties.................................................................   37
 6.9   Inspection................................................................................   38
 6.10  Merger....................................................................................   38
 6.11  Sale of Assets............................................................................   38
 6.12  Sale and Leaseback........................................................................   38
 6.13  Investments and Acquisitions..............................................................   38
 6.14  Liens.....................................................................................   38
 6.15  Consolidated Net Worth....................................................................   38
 6.16  Ratio of Consolidated Indebtedness to Consolidated Capitalization.........................   38
 6.17  Ratio of Consolidated Adjusted Net Income to Consolidated Interest Expense................   38
 6.18  Affiliates................................................................................   38
 6.19  Contingent Obligations....................................................................   39
 6.20  Series A Preferred Securities.............................................................   39
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ARTICLE VII   DEFAULTS.........................................................................     39

 7.1   Representations.........................................................................     39
 7.2   Non-Payment.............................................................................     39
 7.3   Specific Defaults.......................................................................     39
 7.4   Other Defaults..........................................................................     39
 7.5   Cross-Default...........................................................................     40
 7.6   Insolvency; Voluntary Proceedings.......................................................     40
 7.7   Involuntary Proceedings.................................................................     40
 7.8   Condemnation............................................................................     40
 7.9   Judgment................................................................................     40
 7.10  Unfunded Liabilities....................................................................     41
 7.11  Withdrawal Liability....................................................................     41
 7.12  Environmental...........................................................................     41
 7.13  Change in Control.......................................................................     41
 7.14  Default.................................................................................     41
 7.15  Guaranty................................................................................     41
 7.16  Solvency................................................................................     41
 7.17  Licenses................................................................................     41

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...................................     42

 8.1   Acceleration; Facility LC Collateral Account............................................     42
 8.2   Amendments..............................................................................     43
 8.3   Preservation of Rights..................................................................     43

ARTICLE IX    GENERAL PROVISIONS...............................................................     44

 9.1   Survival of Representations.............................................................     44
 9.2   Governmental Regulation.................................................................     44
 9.3   Headings................................................................................     44
 9.4   Entire Agreement........................................................................     44
 9.5   Several Obligations; Benefits of this Agreement.........................................     44
 9.6   Expenses; Indemnification...............................................................     44
 9.7   Numbers of Documents....................................................................     45
 9.8   Accounting..............................................................................     45
 9.9   Severability of Provisions..............................................................     45
 9.10  Nonliability of Lenders.................................................................     45
 9.11  Confidentiality.........................................................................     46
 9.12  Nonreliance.............................................................................     46
 9.13  Disclosure..............................................................................     46
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ARTICLE X     THE AGENT.............................................................................  46

   10.1   Appointment; Nature of Relationship.......................................................  46
   10.2   Powers....................................................................................  46
   10.3   General Immunity..........................................................................  47
   10.4   No Responsibility for Loans, Recitals, etc................................................  47
   10.5   Action on Instructions of Lenders.........................................................  47
   10.6   Employment of Agents and Counsel..........................................................  47
   10.7   Reliance on Documents; Counsel............................................................  48
   10.8   Agent's Reimbursement and Indemnification.................................................  48
   10.9   Notice of Default.........................................................................  48
   10.10  Rights as a Lender........................................................................  48
   10.11  Lender Credit Decision....................................................................  49
   10.12  Successor Agent...........................................................................  49
   10.13  Agent and Arranger Fees...................................................................  50
   10.14  Delegation to Affiliates..................................................................  50
   10.15  Documentation Agents, Syndication Agent, etc..............................................  50

ARTICLE XI    SETOFF; RATABLE PAYMENTS..............................................................  50

   11.1   Setoff....................................................................................  50
   11.2   Ratable Payments..........................................................................  50

ARTICLE XII   BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.....................................  51

   12.1   Successors and Assigns....................................................................  51
   12.2   Participations............................................................................  51
     12.2.1  Permitted Participants; Effect.........................................................  51
     12.2.2  Voting Rights..........................................................................  52
     12.2.3  Benefit of Setoff......................................................................  52
   12.3   Assignments...............................................................................  52
     12.3.1  Permitted Assignments..................................................................  52
     12.3.2  Effect; Effective Date.................................................................  52
   12.4   Dissemination of Information..............................................................  53
   12.5   Tax Treatment.............................................................................  53

ARTICLE XIII  GUARANTY..............................................................................  53

   13.1  Guaranty of Payment........................................................................  53
   13.2  Acceptance of Guaranty; No Setoffs.........................................................  53
   13.3  Nature of Guaranty; Continuing, Absolute and Unconditional.................................  54
   13.4  Dealings with TMK Re.......................................................................  55
   13.5  Subrogation................................................................................  55
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   13.6   Collateral.................................................................................  55
   13.7   Rights to Payments, Etc....................................................................  56
   13.8   No Waiver..................................................................................  56
   13.9   Setoff.....................................................................................  56
   13.10  Severability...............................................................................  57
   13.11  Miscellaneous..............................................................................  57

ARTICLE XIV   NOTICES................................................................................  57

   14.1   Notices....................................................................................  57
   14.2   Change of Address..........................................................................  57

ARTICLE XV    COUNTERPARTS...........................................................................  58


ARTICLE XVI   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...........................  58
   16.1   CHOICE OF LAW..............................................................................  58
   16.2   CONSENT TO JURISDICTION....................................................................  58
   16.3   WAIVER OF JURY TRIAL.......................................................................  58
__________________________________________________...................................................   1
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Schedules
---------

Pricing Schedule
Schedule 1     Significant Subsidiaries
Schedule 2     Insurance Licenses
Schedule 3     Existing Letters of Credit

Exhibits
--------

Exhibit A      Note
Exhibit B      Compliance Certificate
Exhibit C      Assignment
Exhibit D      Money Transfer Instructions

                          FIVE YEAR CREDIT AGREEMENT

     This Agreement, dated as of November 30, 2001, is among Torchmark Corporation, TMK Re, Ltd., the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Agent. The parties hereto agree as follows:

                                   RECITALS
                                   --------

     A. The Credit Parties have requested the Lenders to make financial accommodations to them in the aggregate principal amount of up to $300,000,000, the proceeds of which will be used (i) for the general corporate purposes of the Borrower and its Subsidiaries (including repayment of maturing commercial paper Indebtedness) and (ii) for the issuance of standby letters of credit for the Credit Parties and their subsidiaries;

     B. The Borrower owns all of the outstanding capital stock of TMK Re and will receive substantial and direct benefits from the extensions of credit to TMK Re contemplated by this Agreement and is entering into this Agreement to, among other things, induce the Agent, the LC Issuer and the Lenders to enter into this Agreement and provide Facility LCs to TMK Re hereunder; and

     C. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Agent Balance Transaction" means one or more receivables sales transactions with respect to receivables arising out of advances made by AIL to insurance agents in connection with life insurance policies underwritten by AIL.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "AIL" means American Income Life Insurance Company, an Indiana insurance company.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

     "Applicable Facility Fee Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Facility Fee Rate shall change as and when the Borrower Debt Rating changes.
The initial Applicable Facility Fee Rate shall be .11%.

     "Applicable Facility LC Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Facility LC Rate shall change as and when the Borrower Debt Rating changes. The initial Applicable Facility LC Rate shall be .29%.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Applicable Utilization Fee Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Utilization Fee Rate shall change as and when the Borrower Debt Rating changes.

     "Arrangers" means (i) Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Joint Lead Arranger and Sole Book Runner and (ii) Banc of America Securities LLC, a Delaware corporation, and its successors, in its capacity as Joint Lead Arranger.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chairman, Vice Chairman, President, Chief Financial Officer, Chief Accounting Officer, Treasurer, any Vice President or any Assistant Treasurer of any Credit Party, acting singly.

     "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" means Torchmark Corporation, a Delaware corporation, and its successors and assigns.

     "Borrower Debt Rating" means the senior unsecured long term debt (without third party credit enhancement) rating of the Borrower as determined by a rating agency identified on the Pricing Schedule.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United

States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Ceding Company" means an insurance or reinsurance Wholly-Owned Subsidiary of the Borrower that has, pursuant to an Insurance Contract or a Reinsurance Contract with TMK Re, agreed with TMK Re that TMK Re, as reinsurer, shall assume certain liabilities of such insurance or reinsurance company under an Insurance Contract.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Shortfall Amount" is defined in Section 8.1(i).

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to the Borrower, and participate in Facility LCs issued upon the application of any Credit Party, in an aggregate amount not exceeding the amount set forth opposite its name on the signature pages hereto, as it may be modified as a result of any assignment that has become effective pursuant to Section
12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

     "Condemnation" is defined in Section 7.8.

     "Consolidated Adjusted Net Income" means, for any period of calculation, Consolidated Net Income plus (to the extent deducted in determining Consolidated Net Income) (i) the provision for taxes in respect of, or measured by, income or excess profits and (ii) Consolidated Interest Expense, in each case calculated for such period for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Capitalization" means, at any date of determination, the sum of (i) Consolidated Net Worth as at such date plus (ii) Consolidated Indebtedness as at such date.

     "Consolidated Indebtedness" means the Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Interest Expense" means, for any period of calculation, interest expense, whether paid or accrued, of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Net Income" means, for any period of calculation, the net income of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

     "Consolidated Net Worth" means, at any date of determination, the amount of consolidated common and preferred shareholders' equity of the Borrower and its Subsidiaries (including, without limitation, the Preferred Securities), determined as at such date in accordance with Agreement Accounting Principles; provided, however, that the effect of the application of FAS 115 shall be excluded when computing Consolidated Net Worth.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit, but excluding (i) the endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Payment and Guarantee Agreements and (iii) obligations arising in connection with the Agent Balance Transaction.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder."

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "Credit Party" means each and either of the Borrower or TMK Re, individually, and "LC Parties" means, collectively, the Borrower and TMK Re.

     "Default" means an event described in Article VII.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreements" means that certain Credit Agreement dated as of October 22, 1997 among the Borrower, Bank One, as agent, and the lenders named therein, and that certain Letter of Credit Agreement dated as of October 24, 2000 among the Borrower, TMK Re and Bank One, as agent and issuer, and the participants named therein, in each case as amended, restated, supplemented or otherwise modified from time to time.

     "Existing Letters of Credit" means the currently outstanding letters of credit identified on Schedule "3" hereto.

     "Facility LC" is defined in Section 2.19.1.

     "Facility LC Application" is defined in Section 2.19.3.

     "Facility LC Collateral Account" is defined in Section 2.19.11.

     "Facility Termination Date" means November 30, 2006 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the Floating Rate.

     "Governmental Authority" means the federal government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any board of insurance, insurance department or insurance commissioner.

     "Guaranty" means the provisions of Article XIII hereof and the rights and obligations of the Borrower thereunder.

     "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade and obligations of Insurance Subsidiaries arising under insurance or annuity products), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or similar instruments, (v)

Capitalized Lease Obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) obligations for which such Person is obligated, contingently or otherwise, pursuant to or in respect of any Letter of Credit (including any unreimbursed amount in respect thereof) and (viii) Contingent Obligations, but excluding any indebtedness of the Borrower arising under or in connection with the Series A Preferred Securities Loan Agreement or the Junior Subordinated Debenture Purchase Agreement.

     "Insurance Contract" means an insurance contract or reinsurance contract entered into by a Ceding Company.

     "Insurance Subsidiary" means any Subsidiary of the Borrower which is engaged in the life, health or accident insurance business, including TMK Re.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Junior Subordinated Debenture Purchase Agreement" means the Junior Subordinated Debenture Purchase Agreement dated as of November 2, 2001 between the Borrower and Torchmark Capital Trust I entered into in connection with the Trust Preferred Securities, as in effect on November 2, 2001.

     "LC Fee" is defined in Section 2.19.4.

     "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.19.5.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from a Governmental Authority in connection with the operation, ownership or transaction of insurance business.

     "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement but excluding rights in agent balances which are sold in an Agent Balance Transaction).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued hereunder and the other documents, certificates and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of TMK Re or of the Borrower and its Subsidiaries taken as a whole,
(ii) the ability of any Credit Party to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

     "Modified Required Lenders" means Lenders in the aggregate having at least 75% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 75% of the Aggregate Outstanding Credit Exposure.

     "Modify" and "Modification" are defined in Section 2.19.1.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" is defined in Section 2.13(iv).

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Credit Party to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its ratable (determined pursuant to Section 2.19.2) share of the LC Obligations at such time.

     "Participants" is defined in Section 12.2.1.

     "Payment and Guarantee Agreements" means, to the extent outstanding, collectively, (i) the Payment and Guarantee Agreement dated October 11, 1994, issued by the Borrower for the benefit of the holders of the Series A Preferred Securities, without giving effect to any amendments thereto and (ii) the Preferred Securities Guarantee Agreement dated November 2, 2001, issued by the Borrower for the benefit of the holders of the Trust Preferred Securities, without giving effect to any amendments thereto.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" means the Acquisition of any Person which has been approved and recommended by the board of directors (or the functional equivalent thereof) of the Person being acquired.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Credit Party or any member of the Controlled Group may have any liability.

     "Preferred Securities" means, to the extent outstanding, collectively, the Series A Preferred Securities and the Trust Preferred Securities.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment (or, after the Aggregate Commitment has been terminated, such Lender's Outstanding Credit Exposure) and the denominator of which is the Aggregate Commitment (or, after the Aggregate Commitment has been terminated, the Aggregate Outstanding Credit Exposure).

     "Purchasers" is defined in Section 12.3.1.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of any Credit Party then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Reinsurance Contract" means a reinsurance contract between TMK Re, as reinsurer, and a Ceding Company pursuant to which TMK Re, as reinsurer, assumes certain liabilities of the Ceding Company with respect to one or more Insurance Contracts.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of
--------  -------
Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) as of the date hereof in the jurisdiction of incorporation of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Series A Preferred Securities" means the 9.18% Preferred Securities, Series A, issued by Torchmark Capital L.L.C. on October 11, 1994.

     "Series A Preferred Securities Loan Agreement" means the Loan Agreement dated as of October 11, 1994 between the Borrower and Torchmark Capital L.L.C. entered into in connection with the Series A Preferred Securities, as in effect on October 11, 1994.

     "Significant Insurance Subsidiary" means any Significant Subsidiary which is an Insurance Subsidiary.

     "Significant Subsidiary" of a Person means a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X of the Securities and Exchange Commission (17 CFR Part 210). Unless otherwise expressly provided, all references herein to a "Significant Subsidiary" shall mean a Significant Subsidiary of the Borrower.

     "Single Employer Plan" means a Plan maintained by any Credit Party or any member of the Controlled Group for employees such Credit Party or any member of the Controlled Group.

     "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and
(c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of any Credit Party and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of such Credit Party and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Credit Party and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "364-Day Agreement" means that certain 364-Day Credit Agreement dated as of the date hereof among the Borrower, Bank One, as agent, and the lenders party thereto, as from time to time amended, restated or modified.

     "TMK Re" means TMK Re, Ltd., a Bermuda reinsurance corporation, and its successors and assigns.

     "Transferee" is defined in Section 12.4.

     "Trust Preferred Securities" means the 7 3/4% Trust Preferred Securities issued by Torchmark Capital Trust I on November 2, 2001.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                  THE CREDITS
                                  -----------

     2.1  Commitment.  From and including the date of this Agreement and prior
          ----------
to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of any Credit Party from time to time, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

     2.2  Required Payments; Termination.  The Aggregate Outstanding Credit
          ------------------------------
Exposure and all other unpaid Obligations shall be paid in full by the applicable Credit Party on the Facility Termination Date.

     2.3  Ratable Loans.  Each Advance hereunder shall consist of Loans made
          -------------
from the several Lenders ratably according to their Pro Rata Shares.

     2.4  Types of Advances.  The Advances may be Floating Rate Advances or
          -----------------
Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

     2.5  Facility Fee; Utilization Fee; Reductions in Aggregate Commitment.
          -----------------------------------------------------------------
The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a facility fee at a per annum rate equal to the Applicable Facility Fee Rate on such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower also agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a utilization fee for each day from the date hereof to and including the later of the Facility Termination Date and the date all Credit Extensions are paid in full and all Commitments are terminated, such utilization fee to be equal to the Applicable Utilization Fee Rate for such day multiplied by the Aggregate Outstanding Credit Exposure on such day, payable on each Payment Date and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued facility and utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

     2.6  Minimum Amount of Each Advance.  Each Advance shall be in the minimum
          ------------------------------
amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

     2.7  Optional Principal Payments.  The Borrower may from time to time pay,
          ---------------------------
without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one
(1) Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Agent.

     2.8  Method of Selecting Types and Interest Periods for New Advances.  The
          ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (i) the Borrowing Date, which shall be a Business Day, of such Advance,

          (ii)   the aggregate amount of such Advance,

          (iii)  the Type of Advance selected, and

          (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

     Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.9  Conversion and Continuation of Outstanding Advances.  Floating Rate
          ---------------------------------------------------
Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

          (i) the requested date, which shall be a Business Day, of such conversion or continuation,

          (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

          (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10 Changes in Interest Rate, etc.  Each Floating Rate Advance shall bear
          ------------------------------
interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.2.

     2.11 Rates Applicable After Default.  Notwithstanding anything to the
          ------------------------------
contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the Eurodollar Rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.12 Method of Payment.  All payments of the Obligations hereunder shall be
          ------------------
made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to
Section 2.19.6.

     2.13 Noteless Agreement; Evidence of Indebtedness.  (i)  Each Lender shall
          --------------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (ii) The Agent shall also maintain accounts in which it will record
     (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (iv) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit A (including any amendment, modification, renewal or replacement thereof, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and
     (ii) above. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of such Lender's Note, and, in the case of any such loss, theft destruction or mutilation, upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

     2.14 Telephonic Notices.  The Borrower hereby authorizes the Lenders and
          ------------------
the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.15 Interest Payment Dates; Interest and Fee Basis.  Interest accrued on
          ----------------------------------------------
each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, facility fees, utilization fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon

(local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16 Notification of Advances, Interest Rates, Prepayments and Commitment
          --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
----------
of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the Eurodollar Rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17 Lending Installations.  Each Lender may book its Loans and its
          ---------------------
participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.18 Non-Receipt of Funds by the Agent.  Unless any Credit Party or a
          ---------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of any Credit Party, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or any Credit Party, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19 Facility LCs.
          ------------

          2.19.1.  Issuance.  The LC Issuer hereby agrees, on the terms and
                   --------
conditions set forth in this Agreement, to issue standby letters of credit (each a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of and for the account of any Credit Party; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $200,000,000, (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment, (iii) the initial face amount of any Facility LC shall not be less than $5,000,000 and (iv) there shall be no more than eight (8) Facility LCs outstanding at any one time. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

          2.19.2.  Participations.  Upon the issuance or Modification by the LC
                   --------------
Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

          2.19.3.  Notice.  Subject to Section 2.19.1, a requesting Credit Party
                   ------
shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five
(5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that a Credit Party shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

          2.19.4.  LC Fees.  The requesting Credit Party shall pay to the Agent,
                   -------
for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Facility LC Rate in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (such fee described in this sentence an "LC Fee"). The requesting Credit Party shall also pay to the LC

Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount to be agreed upon between the LC Issuer and the Credit Parties, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

          2.19.5.  Administration; Reimbursement by Lenders.  Upon receipt from
                   ----------------------------------------
the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify each Credit Party and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Credit Parties and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the applicable Credit Party pursuant to Section 2.19.6 below, plus
(ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

          2.19.6.  Reimbursement by the applicable Credit Party.  The applicable
                   --------------------------------------------
Credit Party shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the applicable Credit Party nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Credit Party or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the applicable Credit Party shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata

Share all amounts received by it from the applicable Credit Party for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

          2.19.7.  Obligations Absolute.   Each Credit Party's obligations
                   --------------------
under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Credit Party may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. Each Credit Party further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and any Credit Party's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Credit Party, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Credit Party or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Credit Party agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon each Credit Party and shall not put the LC Issuer or any Lender under any liability to any Credit Party. Nothing in this Section 2.19.7 is intended to limit the right of any Credit Party to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of
Section 2.19.6.

          2.19.8.  Actions of LC Issuer.  The LC Issuer shall be entitled to
                   --------------------
rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

          2.19.9.  Indemnification.  Each Credit Party hereby agrees to
                   ---------------
indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights any Credit Party may have against any defaulting Lender) or
(ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Credit Parties shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this
Section 2.19.9 is intended to limit the obligations of any Credit Party under any other provision of this Agreement.

          2.19.10.  Lenders' Indemnification.  Each Lender shall, ratably in
                    ------------------------
accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Credit Parties) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

          2.19.11.  Facility LC Collateral Account.  Each Credit Party agrees
                    ------------------------------
that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIV, in the name of such Credit Party but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Credit Party shall have no interest other than as set forth in Section 8.1. Each Credit Party hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of such Credit Party's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19.11 shall either obligate the Agent to require any Credit Party to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

          2.19.12.  Rights as a Lender.  In its capacity as a Lender, the LC
                    ------------------
Issuer shall have the same rights and obligations as any other Lender.

          2.19.13   Existing Letters of Credit.  Upon the satisfaction of each
                    --------------------------
of the conditions precedent set forth in Section 4.1, (a) each Existing Letter of Credit shall be deemed to be a Facility LC issued hereunder and (b) the LC Issuer shall be deemed to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC and the related LC Obligations in proportion to its Pro Rata Share.

     2.20 Replacement of Lender.  If the Borrower is required pursuant to
          ---------------------
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                  ARTICLE III
                            YIELD PROTECTION; TAXES
                            -----------------------

     3.1  Yield Protection.  If, on or after the date of this Agreement, the
          ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within fifteen (15) days of demand by such Lender or the LC Issuer, as the case may be, the Credit Parties shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

     3.2  Changes in Capital Adequacy Regulations.  If a Lender or the LC Issuer
          ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender or the LC Issuer, the Credit Parties shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3  Availability of Types of Advances.  If any Lender determines that
          ---------------------------------
maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4  Funding Indemnification.  If any payment of a Eurodollar Advance
          -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5  Taxes.  3.5.1  (i) All payments by any Credit Party to or for the
          -----
account of any Lender, or the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, or the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, or the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Credit Party shall make such deductions, (c) such Credit Party shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Credit Party shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty
(30) days after such payment is made.

          (ii) In addition, each Credit Party hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

          (iii) Each Credit Party hereby agrees to indemnify the Agent, or the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, or the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent, or the LC Issuer or such Lender makes demand therefor pursuant to
     Section 3.6.

          (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten (10) Business Days after the date of this Agreement, (i) deliver to each of the Credit Parties and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Credit Parties and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Credit Parties and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by any Credit Party or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Credit Parties and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v) For any period during which a Non-U.S. Lender has failed to provide the Credit Parties with an appropriate form pursuant to clause
     (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, each Credit Party shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Credit Parties (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all reasonable costs and expenses related thereto (including reasonable attorneys fees and reasonable time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6  Lender Statements; Survival of Indemnity.  To the extent reasonably
          ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Credit Parties (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on each Credit Party in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Credit Parties of such written statement. The obligations of each Credit Party under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT
                             --------------------

     4.1  Initial Credit Extension.  The Lenders shall not be required to make
          ------------------------
the initial Credit Extension hereunder unless the Credit Parties have furnished to the Agent with sufficient copies for the Lenders:

          (i) Copies of (a) the restated certificate of incorporation of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower, together with good standing certificates issued as of a recent date by the Secretaries of State of Delaware and Alabama and (b) the articles or certificate of incorporation of TMK Re, together with all amendments thereto, certified by the Registrar of Companies of Bermuda, together with a good standing certificate (or its equivalent) issued by the Registrar of Companies of Bermuda.

          (ii) Copies, certified by the Secretary or an Assistant Secretary of each Credit Party, of its by-laws and Board of Directors' resolutions authorizing the execution of the Loan Documents.

          (iii) An incumbency certificate, executed by the Secretary or an Assistant Secretary of each Credit Party, which shall identify by name and title and bear the signature of the officers of each Credit Party authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent, the LC Issuer and the Lenders shall be entitled to rely until informed of any change in writing by such Credit Party.

          (iv) A certificate, signed by the Chief Financial Officer or the Treasurer of each Credit Party, stating that on the date hereof (a) no Default or Unmatured Default has occurred and is continuing and (b) each of the representations and warranties set forth in Article V of this Agreement is true and correct as of such date.

          (v) (a) A written opinion of Larry M. Hutchison, Executive Vice President and General Counsel of the Borrower, and (b) a written opinion of Appelby, Spurling & Kempe, special Bermuda counsel to the Credit Parties, addressed to the Agent, the LC Issuer and the Lenders in form and substance reasonably satisfactory to the Agent and its counsel.

          (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

          (vii) Written money transfer instructions, in substantially the form of Exhibit "D" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (viii) The Existing Credit Agreements shall have been terminated and all amounts owing thereunder (including principal, interest and accrued fees) shall have been paid (or shall contemporaneously be paid) in full, and all reimbursement obligations in respect of letter of credit issued thereunder shall have been terminated.

          (ix) A copy of TMK Re's license under The Insurance Act 1978, certified by an Authorized Officer of TMK Re.

          (x) Receipt of any required regulatory approvals from any Governmental Authority with respect to the transactions contemplated by the Loan Documents, including all hearing orders issued by insurance regulatory authorities.

          (xi) Such other documents as any Lender, the LC Issuer or its counsel may have reasonably requested.

     4.2  Each Credit Extension.  The Lenders shall not be required to make any
          ---------------------
Credit Extension unless on the applicable Credit Extension Date:

          (i)    There exists no Default or Unmatured Default.

          (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date (excluding the representation in Section 5.5 solely with respect to a request for an Advance) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Lenders that:

     5.1  Corporate Existence and Standing.  Each Credit Party and each of its
          --------------------------------
Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2  Authorization and Validity.  Each Credit Party has the corporate power
          --------------------------
and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3  No Conflict; Government Consent.  Neither the execution and delivery
          -------------------------------
by any Credit Party of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Credit Party or any of its Subsidiaries or any Credit Party's or any of its Subsidiaries' articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which any Credit Party or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of any Credit Party or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, other than such violations, conflicts or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4  Financial Statements.  The December 31, 2000 audited consolidated
          --------------------
financial statements of the Borrower and its Subsidiaries and the September 30, 2001 unaudited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders (the "Financial Statements") were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

     5.5  Material Adverse Change.  Since December 31, 2000, there has been no
          -----------------------
change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6  Taxes. Each Credit Party and its respective Subsidiaries have filed
          -----
all United States federal tax returns and all other tax returns (foreign and domestic) which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any Credit Party or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which, in the good faith judgment of such Credit Party, adequate reserves have been provided. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1995. No tax liens have been filed and no claims against the Borrower or its Subsidiaries are being asserted with respect to any such taxes except claims being contested in good faith and as to which, in the good faith judgment of the Borrower, adequate reserves have been provided. The charges, accruals and reserves on the books of each Credit Party and its Subsidiaries in respect of any taxes or other governmental charges are adequate in the good faith judgment of such Credit Party.

     5.7  Litigation and Contingent Obligations. There is no litigation,
          -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect (after giving effect to reserves which have been provided with respect thereto on the books of such Credit Party and its Subsidiaries). As of the date hereof, the Borrower has no material Contingent Obligations not provided for or disclosed in the Financial Statements. Solely for purposes of any reaffirmation of the foregoing representations pursuant to
Section 4.2(ii) in connection with any Loans (but not in connection with any issuance of a Facility LC) the proceeds of which are used to repay maturing commercial paper Indebtedness, such representations shall not extend to any proceeding in which a punitive damages judgment has been entered against the Borrower or any Subsidiary, such judgment has been stayed on appeal or the time for appeal from such judgment has not expired and such judgment could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents.

     5.8  Subsidiaries. Schedule "1" hereto contains an accurate list of all of
          ------------
the Significant Subsidiaries of the Borrower in existence on the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. As of the date hereof, TMK Re does not have any Subsidiaries.

     5.9  ERISA. The Unfunded Liabilities of all Single Employer Plans do not
          -----
in the aggregate exceed $10,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan and no Credit Party nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, which occurrence or withdrawal could result in a Material Adverse Effect. No steps have been taken to terminate any Plan which has Unfunded Liabilities.

     5.10 Accuracy of Information. No information, exhibit or report furnished
          -----------------------
by any Credit Party or any of its Subsidiaries to the Agent, the LC Issuer or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact, omitted to state a material fact or omitted to state any fact necessary to make the statements contained therein not misleading in any material respect.

     5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes
          ------------
less than 25% of those assets of each Credit Party and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

     5.12 Material Agreements. No Credit Party nor any Subsidiary is a party to
          -------------------
any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Significant Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness.

     5.13 Compliance With Laws. Each Credit Party and each of its Subsidiaries
          --------------------
have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No Credit Party nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.14 Ownership of Properties. Except for Liens permitted by Section 6.14,
          -----------------------
on the date of this Agreement each Credit Party and each of its Subsidiaries have good title to all of the Property and assets reflected in the Financial Statements as owned by it, free of all Liens other than those permitted by this Agreement, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of such Financial Statements.

     5.15 Investment Company Act. No Credit Party nor any of its Subsidiaries
          ----------------------
is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.16 Public Utility Holding Company Act. No Credit Party nor any of its
          ----------------------------------
Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.17 Insurance Licenses. Schedule "2" attached hereto (as said Schedule
          ------------------
"2" shall be revised or supplemented from time to time to reflect withdrawals or changes in jurisdictions permitted by Section 6.4 or additional jurisdictions set forth in the Annual Statements furnished pursuant to Section 6.1(vii)) lists all of the jurisdictions in which any Significant Insurance Subsidiary holds active Licenses and is authorized to transact insurance business. No such License is the subject of a proceeding for suspension or revocation, there is no sustainable basis for such suspension or revocation, and to each Credit Party's best knowledge, no such suspension or revocation has been threatened by any Governmental Authority. Schedule "2" also indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to engage with respect to each License therein listed. None of the Insurance Subsidiaries transacts any insurance business, directly or indirectly, in any state other than those enumerated in Schedule "2".

     5.18 Indebtedness. TMK Re has no Indebtedness outstanding on the date
          ------------
hereof other than the Obligations.

     5.19 Reserves. TMK Re owns assets that qualify as admitted assets under
          --------
applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its jurisdiction of domicile.

     5.20 Defaults. No Default or Unmatured Default has occurred and is
          --------
continuing.

                                   ARTICLE VI
                                    COVENANTS
                                    ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1  Financial Reporting. Each Credit Party will maintain, for itself and
          -------------------
each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

          (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Chief Accounting Officer or Treasurer.

          (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "B" hereto signed by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (iv) Within 330 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

          (v) As soon as possible and in any event within 10 days after any Credit Party knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer, Chief Accounting Officer, Treasurer or Vice President of such Credit Party, describing said Reportable Event and the action which such Credit Party proposes to take with respect thereto.

          (vi) As soon as possible and in any event within 10 days after receipt by any Credit Party, a copy of (a) any notice or claim to the effect that such Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Credit Party, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Credit Party or any of its Subsidiaries, which, in the case of either (a) or (b) above, could reasonably be expected to have a Material Adverse Effect.

          (vii) Within 75 days after the close of each fiscal year of each Insurance Subsidiary, copies of the Annual Statement of each of the Insurance Subsidiaries, as certified by the president, secretary and treasurer of and the actuary for each such Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and to be certified by independent certified public accountants reasonably acceptable to the Agent if so required by any Governmental Authority.

          (viii) Promptly upon the filing thereof, copies of all Forms 10-Q, 10-K and 8-K which any Credit Party or any of its Subsidiaries files with the Securities and Exchange

     Commission and, together with copies of each Form 10-K so furnished, a list of such revisions to Schedule "1", if any, as shall be necessary to cause Schedule "1" to accurately set forth all then existing Significant Subsidiaries of the Borrower, their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries.

          (ix) Promptly upon any Credit Party's receipt thereof, copies of reports or valuations prepared by any Governmental Authority or actuary in respect of any action or event which has resulted in the reduction by 5% or more in the capital and surplus of any Insurance Subsidiary.

          (x) Promptly and in any event within ten (10) days after learning thereof, notification of any decrease after the date hereof in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary.

          (xi) Such other information (including, without limitation, non-financial information) as the Agent, the LC Issuer or any Lender may from time to time reasonably request.

     6.2  Use of Proceeds. The Borrower will, and will cause each Subsidiary
          ---------------
to, use the proceeds of the Advances (i) for general corporate purposes, including, without limitation, the repayment of maturing commercial paper Indebtedness and (ii) to finance Permitted Acquisitions. Each Credit Party will use the issuance of Facility LCs to secure its obligations to Ceding Companies. Neither Credit Party will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Credit Extensions to purchase or carry any "margin stock" (as defined in Regulation U).

     6.3  Certain Notices. Each Credit Party will give prompt notice in writing
          ---------------
to the Agent and the Lenders of (i) the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, relating specifically to any Credit Party which could reasonably be expected to have a Material Adverse Effect, (ii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(iii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iv) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect. Any such notice shall state that it is given pursuant to this Section 6.3.

     6.4  Conduct of Business. The Borrower will, and will cause each
          -------------------
Significant Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower will cause each Significant Insurance Subsidiary to (i) carry on or otherwise be associated with the business of a licensed insurance carrier and
(ii) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for such Significant Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, however, that any such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer or change the state of its domicile, if such withdrawal or change is in the best interests of the Borrower and such Significant Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect. TMK Re will (a) only provide reinsurance to Ceding Companies, (b) only engage in the insurance business in which it is engaged or licensed as of the date hereof, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of formation, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for it to operate its insurance business in compliance with all applicable laws and regulations. TMK Re will not change its jurisdiction of domicile without the prior written consent of the Required Lenders. The Borrower will cause TMK Re to be and remain a Wholly-Owned Subsidiary and to be at all times Solvent.

     6.5  Taxes.  Each Credit Party will, and will cause each of its
          -----
Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6  Insurance. Each Credit Party will, and will cause each of its
          ---------
Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as such Credit Party or such Subsidiary, and each Credit Party will furnish to any Lender upon request full information as to the insurance carried.

     6.7  Compliance with Laws. Each Credit Party will, and will cause each of
          --------------------
its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     6.8  Maintenance of Properties. Each Credit Party will, and will cause
          -------------------------
each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

     6.9  Inspection. Each Credit Party will, and will cause each of its
          ----------
Subsidiaries to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Lenders may designate

     6.10 Merger. TMK Re will not merge or consolidate with or into any other
          ------
Person. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Subsidiary may merge with the Borrower or a Wholly-Owned Subsidiary and (ii) the Borrower and any Subsidiary may merge or consolidate with or into any other Person, provided that the Borrower or such Subsidiary shall be the continuing or surviving corporation and, after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist.

     6.11 Sale of Assets. No Credit Party will, nor will it permit any of its
          --------------
Subsidiaries to, lease, sell or otherwise dispose of all or a Substantial Portion of its Property (exclusive of Investments sold in the ordinary course of business) to any other Person(s) in any calendar year.

     6.12 Sale and Leaseback. No Credit Party will, nor will it permit any of
          ------------------
its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease as lessee such or similar Property.

     6.13 Investments and Acquisitions. No Credit Party will make, nor will it
          ----------------------------
permit any of its Subsidiaries to make, any Acquisitions except Permitted Acquisitions.

     6.14 Liens. No Credit Party will, nor will it permit any of its
          -----
Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on its Property other than Liens securing in the aggregate not more than $100,000,000 of Indebtedness.

     6.15 Consolidated Net Worth. The Borrower will maintain at all times
          ----------------------
Consolidated Net Worth equal to not less than the sum of (i) $2,216,253,000 plus
(ii) 25% of the Borrower's Consolidated Net Income, if positive, for each fiscal quarter ending after September 30, 2001.

     6.16 Ratio of Consolidated Indebtedness to Consolidated Capitalization.
          -----------------------------------------------------------------
The Borrower will maintain at all times a ratio of Consolidated Indebtedness to Consolidated Capitalization of not greater than 0.4 to 1.0.

     6.17 Ratio of Consolidated Adjusted Net Income to Consolidated Interest
          ------------------------------------------------------------------
Expense. The Borrower will maintain, as at the last day of each fiscal quarter,
-------
a ratio of (i) Consolidated Adjusted Net Income to (ii) Consolidated Interest Expense, in each case calculated for the four fiscal quarters then ending, of not less than 3.0 to 1.0.

     6.18 Affiliates. No Credit Party will, nor will it permit any of its
          ----------
Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Wholly-Owned Subsidiary of such Credit Party) except (i) any such transactions, payments or transfers with or to such Affiliates as are made in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than such Credit Party or such Subsidiary would obtain in a comparable arms-length transaction and (ii) any such other transactions, payments or transfers with or to such Affiliates as could not reasonably be expected to have a Material Adverse Effect.

     6.19 Contingent Obligations. TMK Re will not make or suffer to exist any
          ----------------------
Contingent Obligation, except (a) Contingent Obligations in respect of Insurance Contracts and Reinsurance Contracts issued in the ordinary course of business,
(b) Contingent Obligations in respect of the extension of guaranties in the ordinary course of business to insureds of the obligations of insurers under Insurance Contracts and Reinsurance Contracts and (c) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business.

     6.20 Preferred Securities. The Borrower will not, and will not permit
          --------------------
Torchmark Capital L.L.C. or Torchmark Capital Trust I to, declare or pay dividends or distributions on, or redeem, purchase or otherwise acquire, any Preferred Securities or any portion thereof if, after giving effect thereto, a Default or Unmatured Default would exist.

                                   ARTICLE VII
                                    DEFAULTS
                                    --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1  Representations. Any representation or warranty made or deemed made
          ---------------
by or on behalf of any Credit Party or any of its Subsidiaries to the Lenders, the LC Issuer or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false or misleading on the date as of which made.

     7.2  Non-Payment. Nonpayment of any principal of any Loan when due,
          -----------
nonpayment of any Reimbursement Obligation within one (1) Business Day after the same becomes due, or nonpayment of any interest upon any Loan or of any facility fee, utilization fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3  Specific Defaults. The breach by any Credit Party of any of the terms
          -----------------
or provisions of Section 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16, 6.17,
6.19 or 6.20; or the breach by the Borrower of any of the terms or provisions of
Section 6.14 or 6.18 which is not remedied within ten (10) days after any Credit Party learns thereof.

     7.4  Other Defaults. The breach by any Credit Party (other than a breach
          --------------
which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this

Agreement which is not remedied within twenty (20) days after written notice from the Agent or any Lender.

     7.5  Cross-Default. Failure of any Credit Party or any of its Subsidiaries
          -------------
to pay when due any Indebtedness in excess of, singly or in the aggregate for all such Subsidiaries, $10,000,000; or the default by any Credit Party or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Credit Party or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6  Insolvency; Voluntary Proceedings. Any Credit Party or any of its
          ---------------------------------
Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7 or not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7  Involuntary Proceedings. Without the application, approval or consent
          -----------------------
of any Credit Party or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Credit Party or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Credit Party or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) consecutive days.

     7.8  Condemnation. Any court, government or governmental agency shall
          ------------
condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of any Credit Party or any of its Subsidiaries which, when taken together with all other Property of such Credit Party and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of its Property.

     7.9  Judgment. Any Credit Party or any of its Subsidiaries shall fail
          --------
within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10 Unfunded Liabilities. The Unfunded Liabilities of all Single Employer
          --------------------
Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11 Withdrawal Liability. Any Credit Party or any other member of the
          --------------------
Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Credit Party or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $500,000 per annum.

     7.12 Environmental. Any Credit Party or any of its Subsidiaries shall be
          -------------
the subject of any proceeding or investigation pertaining to the release by such Credit Party or any of its Subsidiaries or any other person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     7.13 Change in Control. Any Change in Control shall occur or the Borrower
          -----------------
shall cease to own 100% of the outstanding shares of capital stock of TMK Re.

     7.14 Default. The occurrence of any "default", as defined in any Loan
          -------
Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.15 Guaranty. The Guaranty shall fail to remain in full force or effect
          --------
or any action shall be taken by the Borrower, any of its Subsidiaries or any Governmental Authority to discontinue or to assert the invalidity or unenforceability thereof, or the Borrower denies that it has any further liability hereunder, or gives notice to such effect.

     7.16 Solvency. TMK Re shall fail at any time to remain Solvent.
          --------

     7.17 Licenses. Any License of any Insurance Subsidiary held by such
          --------
Insurance Subsidiary on the date hereof or acquired by such Insurance Subsidiary thereafter, the loss of which would have, in the reasonable judgment of the Lenders, a Material Adverse Effect, (i) shall be revoked by a final non-appealable order by the state which shall have issued such License, or any action (whether administrative or judicial) to revoke such License shall have been commenced against such Insurance Subsidiary which shall not have been dismissed or contested in good faith within thirty (30) days of the commencement thereof, (ii) shall be suspended by such state for a period in excess of thirty
(30) days or (iii) shall not be reissued or renewed by such state upon the expiration thereof following application for such reissuance or renewal by such Insurance Subsidiary. TMK Re shall cease to be duly licensed as an insurance company under Bermuda law.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

     8.1  Acceleration; Facility LC Collateral Account. (i) If any Default
          --------------------------------------------
     described in Section 7.6 or 7.7 occurs with respect to any Credit Party, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Credit Parties will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and
     (b) upon notice to the Credit Parties and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Credit Parties to pay, and the Credit Parties will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Credit Parties to pay, and the Credit Parties will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

          (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Credit Parties to the Lenders or the LC Issuer under the Loan Documents.

          (iv) At any time while any Default is continuing, neither any Credit Party nor any Person claiming on behalf of or through any Credit Party shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to applicable Credit Party or paid to whomever may be legally entitled thereto at such time.

          (v) If, before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Modified Required Lenders (or, in the case of an automatic termination upon the occurrence of a Default under Section 7.6 or 7.7, all the Lenders), in their sole discretion, shall so direct, the Agent shall, by notice to the Credit Parties, rescind and annul such acceleration and/or termination.

     8.2  Amendments. Subject to the provisions of this Article VIII, the
          ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Credit Parties may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or any Credit Party hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

          (i) Extend the Facility Termination Date or extend the expiry date of any Facility LC to a date after the Facility Termination Date, compromise or forgive the principal amount of any Credit Extension or any Reimbursement Obligation related thereto, or reduce the rate of interest or compromise or forgive payment of interest on any Credit Extension or any Reimbursement Obligation related thereto, or reduce the amount of any fee payable hereunder.

          (ii) Reduce the percentage specified in the definition of Required Lenders or Modified Required Lenders.

          (iii) Increase the amount of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit any Credit Party to assign its rights under this Agreement.

          (iv)  Amend this Section 8.2.

     No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3  Preservation of Rights. No delay or omission of the Lenders, the LC
          ----------------------
Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of any Credit Party to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

     9.1  Survival of Representations. All representations and warranties of
          ---------------------------
any Credit Party contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2  Governmental Regulation. Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to any Credit Party in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3  Headings. Section headings in the Loan Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4  Entire Agreement. The Loan Documents embody the entire agreement and
          ----------------
understanding among the Credit Parties, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Credit Parties, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5  Several Obligations; Benefits of this Agreement. The respective
          -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6  Expenses; Indemnification. Each Credit Party shall reimburse the
          -------------------------
Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. Each Credit Party also agrees to reimburse the Agent, the LC Issuer, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the LC Issuer, the Arrangers and the Lenders, which attorneys may be employees of the Agent, the LC Issuer, the Arrangers or the Lenders) paid or incurred by the

Agent, the LC Issuer, any Arranger or any Lender in connection with the collection of the Obligations or the enforcement of the Loan Documents. Each Credit Party further agrees to indemnify the Agent the LC Issuer, the Arrangers and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (collectively, the "indemnified obligations") (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the LC Issuer, any Arranger or any Lender is a party thereto, but excluding those indemnified obligations arising solely from any Lender's failure to perform its obligations under this Agreement) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except that no indemnified party shall be indemnified for any indemnified obligations arising from its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The obligations of each Credit Party under this
Section 9.6 shall survive the termination of this Agreement.

     9.7  Numbers of Documents. All statements, notices, closing documents, and
          --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to the LC Issuer and each of the Lenders.

     9.8  Accounting. Except as provided to the contrary herein, all accounting
          ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9  Severability of Provisions. Any provision in any Loan Document that
          --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10 Nonliability of Lenders.  The relationship between the Credit Parties
          -----------------------
on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, any Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Credit Party. Neither the Agent, any Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Credit Party to review or inform any Credit Party of any matter in connection with any phase of any Credit Party's business or operations. Each Credit Party agrees that neither the Agent, any Arranger, the LC Issuer nor any Lender shall have liability to such Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by such Credit Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, any Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Credit Party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by such Credit Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11 Confidentiality. Each Lender agrees to hold any confidential
          ---------------
information which it may receive from any Credit Party pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and
(vii) permitted by Section 12.4.

     9.12 Nonreliance. Each Lender hereby represents that it is not relying on
          -----------
or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.

     9.13 Disclosure. Each Credit Party and each Lender hereby acknowledge and
          ----------
agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Credit Party and its Affiliates.

                                    ARTICLE X
                                    THE AGENT
                                    ---------

     10.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed
          -----------------------------------
by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 1-201 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2 Powers. The Agent shall have and may exercise such powers under the
          ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the

Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3 General Immunity. Neither the Agent nor any of its directors,
          ----------------
officers, agents or employees shall be liable to any Credit Party, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any
          -------------------------------------------
of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Credit Party or any guarantor of any of the Obligations or of any of the Credit Parties' or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Credit Party to the Agent at such time, but is voluntarily furnished by any Credit Party to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5 Action on Instructions of Lenders. The Agent shall in all cases be
          ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6 Employment of Agents and Counsel. The Agent may execute any of its
          --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7   Reliance on Documents; Counsel.  The Agent shall be entitled to rely
            ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8   Agent's Reimbursement and Indemnification.  The Lenders agree to
            -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by any Credit Party for which the Agent is entitled to reimbursement by any Credit Party under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9   Notice of Default.  The Agent shall not be deemed to have
            -----------------
knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or any Credit Party referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10  Rights as a Lender.  In the event the Agent is a Lender, the Agent
            ------------------
shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Credit Party or any of its Subsidiaries in which such Credit Party or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11  Lender Credit Decision.  Each Lender acknowledges that it has,
            ----------------------
independently and without reliance upon the Agent, the Arrangers or any other Lender and based on the financial statements prepared by any Credit Party and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12  Successor Agent.  The Agent may resign at any time by giving written
            ---------------
notice thereof to the Lenders and the Credit Parties, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of each Credit Party and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of each Credit Party and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Credit Party or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and each Credit Party shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13  Agent and Arranger Fees.  Each Credit Party agrees to pay to the
            -----------------------
Agent and Banc One Capital Markets, Inc., for their respective accounts, the fees agreed to by the Borrower, the Agent and Banc One Capital Markets, Inc. pursuant to that certain letter agreement dated October 16, 2001, or as otherwise agreed from time to time.

     10.14  Delegation to Affiliates.  Each Credit Party and the Lenders agree
            ------------------------
that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15  Documentation Agents, Syndication Agent, etc.  None of the Lenders
            ---------------------------------------------
identified in this Agreement as the "Documentation Agents" or the "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

                                  ARTICLE XI
                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     11.1 Setoff.  In addition to, and without limitation of, any rights of the
          -------
Lenders under applicable law, if any Credit Party becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Credit Party may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2 Ratable Payments.  If any Lender, whether by setoff or otherwise, has
          ----------------
payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1 Successors and Assigns.  The terms and provisions of the Loan
          ----------------------
Documents shall be binding upon and inure to the benefit of each Credit Party and the Lenders and their respective successors and assigns, except that (i) no Credit Party shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2 Participations.
          --------------

          12.2.1  Permitted Participants; Effect.  Any Lender may, in the
                  ------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by any Credit Party under this Agreement shall be determined as if such Lender had not sold such participating interests, and each Credit Party and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2  Voting Rights.  Each Lender shall retain the sole right to
                  -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

          12.2.3  Benefit of Setoff.  Each Credit Party agrees that each
                  -----------------
     Participant shall be deemed to have the right of setoff provided in Section
     11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
     Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3 Assignments.
          -----------

          12.3.1  Permitted Assignments.  Any Lender may, in the ordinary course
                  ---------------------
     of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of each Credit Party, the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of any Credit Party shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Credit Parties and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

          12.3.2  Effect; Effective Date.  Upon (i) delivery to the Agent of an
                  ----------------------
     assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Credit Party, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4 Dissemination of Information.  Each Credit Party authorizes each
          ----------------------------
Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of any Credit Party and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

     12.5 Tax Treatment.  If any interest in any Loan Document is transferred to
          -------------
any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).


                                 ARTICLE XIII
                                   GUARANTY
                                   --------


     13.1 Guaranty of Payment.  The Borrower hereby absolutely, irrevocably and
          -------------------
unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of all Obligations (the "Guaranteed Debt"). The Borrower agrees that if TMK Re
                         ---------------
shall fail to pay when due any Guaranteed Debt, the Borrower will promptly pay the same without notice or demand whatsoever. This is a guaranty of payment, not a guaranty of collection.

     13.2 Acceptance of Guaranty; No Setoffs.  The Borrower waives notice of the
          ----------------------------------
acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Borrower further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of TMK Re, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Agent, the LC Issuer or the Lenders to sue TMK Re, any other guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

     13.3 Nature of Guaranty; Continuing, Absolute and Unconditional.  The
          ----------------------------------------------------------
Borrower hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof;
(e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof;
(f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the LC Issuer and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of TMK Re or the insolvency, bankruptcy or any other change in the legal status of TMK Re; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of TMK Re to maintain in full force, validity or effect or to obtain or renew when required all governmental, insurance and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Borrower may have at any time against TMK Re or any other guarantor or any other Person in connection herewith or with any unrelated transaction; (k) the LC Issuer and the Lenders' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar law, of the application of Section 1111(b)(2) of the United States Bankruptcy Code or other similar provision under any applicable federal, state or foreign bankruptcy or other similar law; (l) any borrowing, use of cash collateral, or grant of a security interest by TMK Re, as debtor in possession, under Section 363 or 364 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar law; (m) the disallowance of all or any portion of any of the LC Issuer and the Lenders' claims for repayment of the Guaranteed Debt under Section 502 or 506 of the United States Bankruptcy Code or any applicable federal, state or foreign bankruptcy or other similar law; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Borrower from its obligations hereunder, all whether or not the Borrower shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Borrower's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof, and that the Borrower's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by TMK Re of the Guaranteed Debt in the manner agreed upon among the Agent, the LC Issuer, the Lenders and TMK Re.

     13.4 Dealings with TMK Re.  Credit may be granted or continued from time to
          --------------------
time by the LC Issuer or the Lenders to TMK Re without notice to or authorization from the Borrower regardless of TMK Re's financial or other condition at the time of any such grant or continuation. Neither the Agent, the LC Issuer nor any Participant shall have an obligation to disclose or discuss with the Borrower its assessment of the financial condition of TMK Re.

     13.5 Subrogation.  Until the irrevocable payment in full of the Obligations
          -----------
and termination of all commitments which could give rise to any Obligation, the Borrower shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives any right to enforce any remedy which the Agent, the LC Issuer or the Lenders now have or may hereafter have against TMK Re, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Borrower hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent, the LC Issuer or the Lenders to secure payment of the Guaranteed Debt or any part thereof or any other liability of TMK Re to the Agent, the LC Issuer or the Lenders. Upon such irrevocable payment and termination, TMK Re shall indemnify the Borrower for the full amount of any payment made by the Borrower under this Guaranty and the Borrower shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

     13.6 Collateral.  The Borrower authorizes the Agent, the LC Issuer and the
          ----------
Lenders to take any action or exercise any remedy with respect to any non-cash collateral from time to time securing the Guaranteed Debt, which the Agent, the LC Issuer and the Lenders in their sole discretion shall determine, without notice to the Borrower. In the event the Agent, the LC Issuer and the Lenders in their sole discretion elect to give notice of any action with respect to any non-cash collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Borrower by ordinary mail at the address set forth on the signature pages hereto shall be deemed reasonable notice of any matters contained in such notice. The Borrower consents and agrees that neither the Agent, the LC Issuer nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrower or against or in payment of any or all of the Guaranteed Debt.

     13.7 Rights to Payments, Etc.  In the event that acceleration of the time
          -----------------------
for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of TMK Re, or otherwise, all such amounts shall nonetheless be payable by the Borrower forthwith upon demand by the Agent, the LC Issuer or the Lenders. The Borrower further agrees that, to the extent that TMK Re makes a payment or payments to any of the LC Issuer or the Lenders on the Guaranteed Debt, or the Agent, the LC Issuer or the Lenders receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to TMK Re, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Borrower, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

     13.8 No Waiver.  No delay on the part of the Agent, the LC Issuer or the
          ---------
Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent, the LC Issuer or the Lenders of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent, the LC Issuer or the Lenders, except as expressly set forth in a writing duly signed and delivered on the LC Issuer and the Lenders' behalf by the Agent. The failure by the Agent, the LC Issuer or the Lenders at any time or times hereafter to require strict performance by TMK Re or the Borrower of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, this Agreement by TMK Re or the Borrower and delivered to the Agent, the LC Issuer or the Lenders shall not waive, affect or diminish any right of the Agent, the LC Issuer or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent, the LC Issuer or the Lenders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the LC Issuer and the Lenders' behalf by the Agent. No waiver by the Agent, the LC Issuer or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent, the LC Issuer or the Lenders permitted hereunder shall in any way affect or impair the Agent's, the LC Issuer's or the Lenders' rights or powers, or the obligations of the Borrower under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by TMK Re to the LC Issuer and the Lenders shall be conclusive and binding on the Borrower irrespective of whether the Borrower was a party to the suit or action in which such determination was made.

     13.9 Setoff.  In addition to and without limitation of any rights, powers
          ------
or remedies of the Agent, the LC Issuer or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Agent, the LC Issuer or the Lenders may, in their sole discretion, with notice after the fact to the Borrower and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the LC Issuer or the Lenders to the Borrower, and (b) any moneys, credits or other property belonging to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Agent, the LC Issuer or any Participant whether for deposit or otherwise.

     13.10  Severability.  Wherever possible, each provision of this Article
            ------------
XIII shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Article XIII shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Article XIII.

     13.11  Miscellaneous.  It is understood that while the amount of the
            -------------
Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty with respect to the Borrower, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, with respect to the Borrower, without any further action of the Agent, the LC Issuer, the Lenders or any other Person, be automatically limited and reduced with respect to the Borrower to the highest amount which is valid and enforceable as determined in such action or proceeding. The obligations of the Borrower under this Article XIII shall survive the termination of this Agreement.


                                  ARTICLE XIV
                                    NOTICES
                                    -------

     14.1 Notices.  Except as otherwise permitted by Section 2.14 with respect
          -------
to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Credit Party or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and any Credit Party in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     14.2 Change of Address.  Each Credit Party, the Agent and any Lender may
          -----------------
each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XV
                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each Credit Party, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XVI
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

     16.1 CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
          -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     16.2 CONSENT TO JURISDICTION.  EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS
          -----------------------
TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH CREDIT PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY CREDIT PARTY AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     16.3 WAIVER OF JURY TRIAL.  EACH CREDIT PARTY, THE AGENT, THE LC ISSUER AND
          --------------------
EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                           [signature pages follow]

     IN WITNESS WHEREOF, each Credit Party, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


                                   TORCHMARK CORPORATION


                                   By: /s/ Michael J. Klyce
                                       ------------------------------------

                                   Title: Vice President and Treasurer
                                          ---------------------------------
                                          2001 Third Avenue South
                                          Birmingham, Alabama  35233

                                   Attention: Mr. Michael J. Klyce
                                              Vice President and Treasurer
                                   Telephone: (205) 325-2051
                                   FAX:       (205) 325-4157

                                   TMK RE, LTD.


                                   By: /s/ Gary L. Coleman
                                       ------------------------------------

                                   Title: Vice President
                                          ---------------------------------
                                          2001 Third Avenue South
                                          Birmingham, Alabama  35233

                                   Attention: Mr. Michael J. Klyce
                                              Assistant Treasurer
                                   Telephone: (205) 325-2051
                                   FAX:       (205) 325-4157

Commitments
-----------

$48,000,000                        BANK ONE, NA,
                                   Individually, as LC Issuer and as Agent

                                   By: /s/ Marie E. Basbagill
                                       ------------------------------------

                                   Title: Associate
                                          ---------------------------------
                                          1 Bank One Plaza
                                          Chicago, Illinois 60670

                                   Attention: Thomas W. Doddridge
                                   Telephone: (312) 732-3881
                                   FAX:       (312) 732-4033

Commitments
-----------


$48,000,000                        BANK OF AMERICA, N.A.,


                                   By: /s/ Garrett M. Dolt
                                       ------------------------------------

                                   Title: Vice President
                                          ---------------------------------
                                          901 Main Street, 66/th/ Floor
                                          Dallas, Texas 75202

                                   Attention: Garrett Dolt
                                   Telephone: (214) 209-2664
                                   FAX:       (214) 209-3742

Commitments
-----------


$36,000,000                         FLEET NATIONAL BANK,


                                   By: /s/ David A. Bosselait
                                       ------------------------------------

                                   Title: Director
                                          ---------------------------------
                                          100 Federal Street
                                          MA DE 10010H
                                          Boston, Massachusetts 02110

                                   Attention: David A. Bosselait
                                   Telephone: (617) 434-3778
                                   FAX:       (617) 434-1096

Commitments
-----------

$36,000,000                             AMSOUTH BANK,


                                        By: /s/ David A. Simmons
                                           -----------------------------

                                        Title: Senior Vice President
                                              --------------------------
                                               1900 Fifth Avenue North
                                               Birmingham, Alabama 35203

                                        Attention: David A. Simmons
                                        Telephone: (205) 326-5924
                                        FAX:       (205) 581-7479

Commitments
-----------

$24,000,000                             THE BANK OF NEW YORK


                                        By: /s/ David Trick
                                           ----------------------------

                                        Title: Vice President
                                              -------------------------
                                               1 Wall Street, 17/th/ Floor
                                               New York, New York 10286

                                        Attention: Linda Ventura
                                        Telephone: (212) 635-6483
                                        FAX:       (212) 809-9520

Commitments
-----------

$24,000,000                             COMERICA BANK


                                        By: /s/ Gerald R. Finney, Jr.
                                           ------------------------------

                                        Title: Vice President
                                              ---------------------------


                                        Attention: Gerald Finney
                                        Telephone: (972) 361-2546
                                        FAX:       (972) 361-2550

Commitments
-----------

$24,000,000                             REGIONS BANK


                                        By: /s/ Shannon I. Dye
                                           ------------------------------

                                        Title: Vice President
                                              ---------------------------
                                               417 20th Street North, Suite 220
                                               Birmingham, Alabama 35203

                                        Attention: Shannon I. Dye
                                        Telephone: (205) 326-7864
                                        FAX:       (205) 326-7739

Commitments
-----------

$24,000,000                             SOUTHTRUST BANK

                                        By: /s/ W. Spencer Ragland
                                           ----------------------------

                                        Title: Vice President
                                              -------------------------


                                        Attention: Spencer Ragland
                                        Telephone: (205) 254-4521
                                        FAX:       (205) 254-5911

Commitments
-----------


$19,200,000                             COMPASS BANK


                                        By: /s/ Alex Morton
                                           -------------------------------

                                        Title: Vice President
                                              ----------------------------
                                               15 South 20/th/ Street, Suite 201
                                               Birmingham, Alabama 35233

                                        Attention: Alex Morton
                                        Telephone: (205) 297-3294
                                        FAX:       (205) 297-3926

Commitments
-----------

$12,000,000                             SUNTRUST BANK


                                        By: /s/ Nathan Bickford
                                           -------------------------------

                                        Title: Assistant Vice President
                                              ----------------------------
                                               303 Peachtree Street, 2nd Floor
                                               Atlanta, Georgia 30309

                                        Attention: Nathan Bickford
                                        Telephone: (404) 658-4907
                                        FAX:       (404) 588-8833

Commitments
-----------

$4,800,000                              UMB BANK, NA


                                        By: /s/ David A. Proffitt
                                           ---------------------------

                                        Title: Senior Vice President
                                               -----------------------


                                        Attention: David A. Proffitt
                                        Telephone: (816) 860-7935
                                        FAX:       (816) 860-7143

                               PRICING SCHEDULE

================================================================================
                   Level I    Level II     Level III     Level IV     Level V
                   Status      Status        Status       Status      Status
--------------------------------------------------------------------------------
 Borrower Debt      A+/A1       A/A2        A-/A3        BBB+/Baa1    less than
   Rating                                                           **BBB+/Baa1
--------------------------------------------------------------------------------
  Applicable        .080%       .100%        .110%         .125%         .150%
  Facility Fee
     Rate
--------------------------------------------------------------------------------
  Applicable
   Margin
--------------------------------------------------------------------------------
Eurodollar Rate     .220%       .250%        .290%         .400%         .575%
--------------------------------------------------------------------------------
Floating Rate        0.0         0.0          0.0           0.0           0.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Applicable         .220%       .250%        .290%         .400%         .575%
 Facility LC
    Rate
--------------------------------------------------------------------------------
Applicable          .050%       .075%        .100%         .100%         .150%
Utilization Fee
Rate * (***33%)
================================================================================

     Subject to the following two sentences, a particular Level Status shall exist on a particular day if on such day the Borrower does not qualify for a Level Status with more advantageous pricing and either the Moody's Rating or the S&P Rating is at least equal to the corresponding rating specified for such Level Status in the table above. In the event of a differential in Ratings of one level, Level Status shall be determined by reference to the higher of the two Ratings. In the event of a differential in Ratings of more than one level, the applicable
_________________

* The Utilization Fee shall be payable only with respect to outstanding Advances on days when Utilization is greater than 33%. "Utilization" means, for any day, a percentage equal to the aggregate principal amount of Loans and Reimbursement Obligations hereunder and "Loans" (as defined in the 364-Day Agreement) outstanding on such day (and at the close of business on such day if a Business Day) divided by the sum on such day of the Aggregate Commitment and the "Aggregate Commitment" under the 364-Day Agreement; provided that for purposes of computing the Utilization Fee (a) the Aggregate Commitment shall be deemed to in no event be less than the aggregate outstanding principal amount of the Loans and the Reimbursement Obligations and (b) the Aggregate Commitment (as defined in the 364-Day Agreement) shall be deemed to in no event be less than the aggregate outstanding principal amount of the "Loans" (as defined in the 364-Day Agreement).

**   Less than
***  Greater than

Level Status shall be that Level Status one below the Level Status which would have been applicable had the lower Rating been the same as the higher Rating. The above ratings are in the format of S&P Rating/Moody's Rating.

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     "Moody's Rating" means, at any time, the Borrower Debt Rating issued by Moody's and then in effect.

     "Rating" means Moody's Rating or S&P Rating.

     "S&P Rating" means, at any time, the Borrower Debt Rating issued by S&P and then in effect.

     The Applicable Margin, Applicable Facility Fee Rate and Applicable Facility LC Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating or the Borrower does not qualify for a Level Status with more advantageous pricing, Level V Status shall exist.

                                  SCHEDULE 1

                           SIGNIFICANT SUBSIDIARIES


                                                  Percentage of
                                                  Voting Stock
Name of Significant           State of            Owned by Borrower
    Subsidiary                Incorporation       or Subsidiaries
    ----------                -------------       -----------------
Globe Life And Accident
Insurance Company             Delaware            100%

Liberty National Life
Insurance Company             Alabama             100%

United American
Insurance Company             Delaware            100%

United Investors Life
Insurance Company             Missouri            100%

American Income Life
Insurance Company             Indiana             100%

                                   SCHEDULE 2


                               INSURANCE LICENSES

                                       Jurisdictions
Significant                            in which
Insurance                              company holds                        Type of
Subsidiary                             active Licenses                      Insurance
----------                             ---------------                      ---------
Globe Life And Accident Insurance      All states except New York plus      Life and Accident
Company                                Guam and the District of Columbia    and Health

Liberty National Life Insurance        All states except New York plus      Life and Accident
Company                                Guam and the District of Columbia    and Health

United American Insurance Company      All states except New York plus      Life and Accident
                                       the District of Columbia, Puerto     and Health
                                       Rico and Canada

United Investors Life Insurance        All states except New York plus      Life and Accident
Company                                the District of Columbia             and Health


American Income Life Insurance         All states except New York plus      Life and Accident
Company                                New Zealand, Puerto Rico, the U.S.   and Health
                                       Virgin Islands, Canada, and the
                                       District of Columbia

TMK Re, Ltd.                           Bermuda                              Reinsurance

                                   SCHEDULE 3

                           EXISTING LETTERS OF CREDIT



---------------------------------------------------------------------------------------------------------
       LOC Number         Face Amount        Date of Issue    Expiry Date            Beneficiary
       ----------         -----------        -------------    -----------            -----------
---------------------------------------------------------------------------------------------------------
1.          00323704       $80,800,000.00         02/20/01        12/31/01    Liberty National Life
                                                                              Insurance Company,
                                                                              Birmingham, Alabama
---------------------------------------------------------------------------------------------------------
2.          00323705       $87,600,000.00         02/20/01        12/31/01    Globe Life and Accident
                                                                              Insurance Company, Oklahoma
                                                                              City, Oklahoma
---------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                                      NOTE



[$________________]                                                       [Date]

     Torchmark Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the
lesser of the principal sum of ___________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Five Year Credit Agreement dated as of November 30, 2001 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, TMK Re, the lenders party thereto, including the Lender, and Bank One, NA, as LC Issuer and as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                    TORCHMARK CORPORATION


                                    By: ________________________________________
                                    Print Name: ________________________________
                                    Title: _____________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                         NOTE OF TORCHMARK CORPORATION,
                               DATED _________,

               Principal        Maturity     Principal
               Amount of      of Interest      Amount       Unpaid
      Date       Loan            Period         Paid        Balance
-------------------------------------------------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:  The Lenders parties to the
     Credit Agreement Described Below

          This Compliance Certificate is furnished pursuant to that certain Five Year Credit Agreement dated as of November 30, 2001 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, TMK Re, the lenders party thereto and Bank One, NA, as LC Issuer and as Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.   I am the duly elected _____________________ of the Borrower;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

          ___________________________________________________________

          ___________________________________________________________

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ____________, 200_.

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

            Schedule of Compliance as of ______________, 200_ with
                     Provisions of 6.15, 6.16 and 6.17 of
                                 the Agreement

1.   Section 6.15 - Consolidated Net Worth
     -------------------------------------

     A.   Consolidated Net Worth (consolidated
          shareholders' equity excluding the
          effect of the application of FAS 115)                       $__

     B.   $2,216,253,000

     C.   Positive Consolidated Net Income for each fiscal
          quarter ending after September 30, 2001 X .25               $__

     D.   B plus C                                                    $__

     E.   A minus D (must be greater than
          or equal to 0)                                              $__

          Complies _____________  Does Not Comply_____

2.   Section 6.16 - Ratio of Consolidated Total Indebtedness to Consolidated
     ---------------------------------------------------------- ------------
     Total Capitalization
     --------------------

     A.   Consolidated Total Indebtedness                             $__

     B.   Consolidated Capitalization

          (i)   Consolidated Net
                 Worth (1A)                                           $__

          (ii)  Consolidated Total Indebtedness
                 (2A(v))                                              $__

          (iii) Sum of (i) and (ii)                                   $__

     C.   Ratio of A to B                                             __:1.0

     D.   Permitted Ratio                             Less than 0.4 to 1.0

          Complies _______   Does Not Comply ___

3.   Section 6.17 - Ratio of Consolidated Adjusted Net Income to Consolidated
     ------------------------------------------------------------------------
     Interest Expense
     ----------------

     A. Consolidated Adjusted Net Income (for four fiscal quarters ended________, 200__)

           (i)      Consolidated Net Income                   $___

           (ii)     Taxes                                     $___

           (iii)    Consolidated Interest
                         Expense                              $___

           (iv)     Sum of (i), (ii) and (iii)                $___

     B.    Consolidated Interest Expense
                     (3A(iii))                                $___

     C.    Ratio of A to B                               ___to 1.0

     D.    Permitted Ratio     Greater than 3.0 to 1.0

           Complies ___    Does Not Comply ____

                                   EXHIBIT C

                             ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between ___________ _________(the "Assignor") and _____________ (the "Assignee") is dated as of,
____________200_. The parties hereto agree as follows:

     1.  PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement
         ---------------------
(which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2.  ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to
         -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

     3.  EFFECTIVE DATE.  The effective date of this Assignment Agreement (the
         --------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     4.  PAYMENT OBLIGATIONS.  In consideration for the sale and assignment of
         -------------------
Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5.  RECORDATION FEE.  The Assignor and Assignee each agree to pay one-half
         ---------------
of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

     6.  REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
         --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that (i) it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7.  REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE.  The Assignee (i)
         ------------------------------------------------
confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and

(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8.  GOVERNING LAW.  This Assignment Agreement shall be governed by the
         -------------
internal law, and not the law of conflicts, of the State of Illinois.

     9.  NOTICES.  Notices shall be given under this Assignment Agreement in the
         -------
manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     10. COUNTERPARTS; DELIVERY BY FACSIMILE.  This Assignment Agreement may be
         -----------------------------------
executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                            to Assignment Agreement

1. Description and Date of Credit Agreement: Five Year Credit Agreement dated as of November 30, 2001 among Torchmark Corporation, TMK Re, Ltd., Bank One, NA, as LC issuer and as agent, and the lenders party thereto.

2.   Date of Assignment Agreement:  _____________, 200____

3.   Amounts (As of Date of Item 2 above):

                                       Facility
                                          1*
                                       --------
     a.   Assignee's percentage
          of each Facility purchased
          under the Assignment
          Agreement                    ________%

     b.   Amount of
          each Facility
          purchased
          under the Assignment
          Agreement                    $_______

4.   Assignee's Commitment (or Loans
     with respect to terminated
     Commitments) purchased
     hereunder:                                   $________

5.   Proposed Effective Date:                     _______________

6.   Non-standard Recordation Fee
     Arrangement                                       N/A
                                                  [Assignor/Assignee
                                                  to pay 100% of fee]
                                                  [Fee waived by Agent]
Accepted and Agreed:

[NAME OF ASSIGNOR]                                [NAME OF ASSIGNEE]

By: ______________________________                By:______________________
Title:____________________________                Title:___________________

ACCEPTED AND CONSENTED TO BY             ACCEPTED AND CONSENTED TO BY
TORCHMARK CORPORATION                    BANK ONE, NA, AS AGENT

By: ____________________________         By: _____________________________
Title: _________________________         Title: __________________________


ACCEPTED AND CONSENTED TO BY
TMK RE, LTD.

By: ____________________________
Title: _________________________


*    Insert specific facility names per Credit Agreement
**   Percentage taken to 10 decimal places
***  If fee is split 50-50, pick N/A as option
**** Delete if not required by Credit Agreement

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)

                              ASSIGNOR INFORMATION
                              --------------------
Contact:
-------

Name: __________________________        Telephone No.: _____________________
Fax No.: _______________________        Telex No.: _________________________
                                        Answerback: ________________________
Payment Information:
--------------------

Name & ABA # of Destination Bank:    _______________________________________

_______                          ___________________________________________

Account Name & Number for Wire Transfer:       _____________________________
                                               _____________________________

Other Instructions: ________________________________________________________
____________________________________________________________________________

Address for Notices for Assignor:
--------------------------------    ________________________________________
                                    ________________________________________
                                    ________________________________________


                              ASSIGNEE INFORMATION
                              --------------------
Credit Contact:
--------------

Name: __________________________        Telephone No.: _____________________
Fax No.: _______________________        Telex No.: _________________________
                                        Answerback: ________________________
Key Operations Contacts:
-----------------------

Booking Installation: __________        Booking Installation: ______________
Name: __________________________        Name: ______________________________
Telephone No.: _________________        Telephone No.: _____________________
Fax No.: _______________________        Fax No.: ___________________________
Telex No.: _____________________        Telex No.: _________________________

Answerback: ____________________        Answerback: ________________________

Payment Information:
--------------------

Name & ABA # of Destination Bank:  _________________________________________

                                 ___________________________________________

Account Name & Number for Wire Transfer:  __________________________________
                                          __________________________________

Other Instructions: ________________________________________________________
____________________________________________________________________________

Address for Notices for Assignee:
--------------------------------   _________________________________________
                                   _________________________________________
                                   _________________________________________

     BANK ONE INFORMATION
     --------------------

     Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:            Subsequent Operations Contact:
-----------------------             -----------------------------

Name:       _______________         Name: __________________________________
Telephone No.:  (312)               Telephone No.:  (312)
               ------------                       --------------------------
Fax No.:  (312)                     Fax No.: (312)
         ------------------                  __-----------------------------
                            Bank One Telex No.: 190201 (Answerback: FNBC UT)
                                                ----------------------------

Initial Funding Standards:
-------------------------

Libor - Fund 2 days after rates are set.

Bank One Wire Instructions:       Bank One, NA, ABA # 071000013
--------------------------        LS2 Incoming Account # 481152860000
                                  Ref:________________


Address for Notices for Bank One: 1 Bank One Plaza, Chicago, IL 60670 -------------------------------- Attn: Agency Compliance Division, Suite
                                  IL1-0353
                                  Fax No. (312) 732-2038 or (312) 732-4339

                                   EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as LC Issuer and as Agent (the "Agent")
under the Credit Agreement described below.

Re: Five Year Credit Agreement, dated November 30, 2001 (as the same may be amended or modified, the "Credit Agreement"), among Torchmark Corporation (the "Borrower"), TMK Re, Ltd., the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)_____________________________________________

Customer/Account Name_________________________________________________________

Transfer Funds To_____________________________________________________________

                    __________________________________________________________

For Account No._______________________________________________________________

Reference/Attention To________________________________________________________

Authorized Officer (Customer Representative)      Date________________________

___________________________________________       ____________________________
(Please Print)                                    Signature

Bank Officer Name                                 Date________________________

___________________________________________       ____________________________
(Please Print)                                    Signature


   (Deliver Completed Form to Credit Support Staff For Immediate Processing)